August 28, 2006


VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden Short-Term Bond Fund, Inc. (the "Fund")
File No. 811-5594

Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form
N-SAR for the above referenced Fund, for the six-month period ended June 30, 2006. The enclosed is being filed electronically via the EDGAR system.

Yours truly,

/s/Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure









This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of August, 2006.



DRYDEN SHORT-TERM BOND FUND, INC.
File No. 881-5594



By:/s/Jonathan D. Shain				By:/s/Paul R. Hymas
Jonathan D. Shain					Paul R. Hymas
Assistant Secretary		   			Paralegal